EXHIBIT 99.1: CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the filing of the Quarterly Report on form 10-QSB for the Quarter Ended March 31, 2003 (the "Report") by Youbet.com, Inc., each of the undersigned hereby certifies that:

     1.   The Report complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Registrant.

               May 15, 2003    By:  /s/ CHARLES F. CHAMPION
                                        -------------------
                                        Charles F. Champion
                                        President and Chief Executive Officer

               May 15, 2003    By:  /s/ GARY SPROULE
                                        ------------
                                        Gary Sproule
                                        Chief Financial Officer

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